As filed with the Securities and Exchange Commission on May 28, 2021.

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CKX Lands, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0144530
(State of other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2417 Shell Beach Drive	70601
Lake Charles, Louisiana	(Zip Code)
(Address of principal executive offices)

CKX Lands, Inc. Stock Incentive Plan
(Full title of the plan)

W. Gray Stream
President and Treasurer
2417 Shell Beach Drive
Lake Charles, Louisiana 70601
(337) 493-2399
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Maureen Brennan Gershanik
Fishman Haygood, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value— Reserved under the CKX Lands, Inc. Stock Incentive Plan	357,000 shares	$12.78	$4,562,460	$498

1

Upon a future stock split, stock dividend or similar transaction involving the common stock of the registrant during the effectiveness of this registration statement, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

2

Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee on the basis of $12.78 per share, which represents the average of the high and low prices of the common stock reported on the NYSE American on May 24, 2021.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The registrant will send or give to all participants document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated under the Securities Act. Pursuant to Rule 428, the registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, the registrant hereby incorporates by reference in this registration statement the following documents, which have been filed by the registrant with the Commission:

(a)

The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including information specifically incorporated by reference into such Annual Report on Form 10-K from the registrant’s Proxy Statement for its 2021 Annual Meeting of Stockholders filed on April 9, 2021;

(b)	The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and the registrant’s Current Reports on Form 8-K filed on March 25, 2021 and May 11, 2021; and

(c)

The description of the registrant’s common stock, no par value, included in amendment number one to its registration statement on Form 8-A filed May 28, 2021, including any further amendment to that form or report that the registrant may file in the future for the purpose of updating the description of its common stock.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Louisiana Business Corporation Act, as amended, (“LBCA”) provides that unless a corporation’s articles of incorporation limit or reject this protection, no director or officer is liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director or officer, except for:

●	a breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;
●	an intentional infliction of harm on the corporation or its shareholders;
●	liability for unlawful distributions; and
●	an intentional violation of criminal law.

Under the LBCA, the registrant’s articles of incorporation are considered not to limit this protection. Further, the registrant’s articles provide that the liability of its directors and officers is limited or eliminated to the full extent permitted by the business corporation law of Louisiana as it is amended from time to time.

While the LBCA and the registrant’s articles exculpate directors and officers from awards for monetary damages for breaches of their duty of care, they do not eliminate this duty. Accordingly, the registrant’s articles and the exculpation provisions of the LBCA have no effect on the availability of equitable remedies such as an injunction based on a director’s breach of his or her duty of care.

The registrant’s articles and bylaws require it to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law (as currently in effect or later amended) for liabilities to any person for any action taken, or any failure to take action, as a director or officer, except in actions brought directly by the corporation.

The LBCA requires the registrant to indemnify directors and officers who are wholly successful in the defense of any proceeding they were a party to because they were the registrant’s directors or officers. Further, the LBCA permits the registrant to indemnify its directors and officers if they:

●	conducted themselves in good faith;
●

reasonably believed that their conduct was in the best interests of the corporation, or in the case of conduct not in an official capacity, reasonably believed their conduct was not opposed to the best interests of the corporation; and

●	in a criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

In addition, the registrant’s articles and the LBCA may require it to provide even broader indemnification to its directors and officers, covering all liabilities other than those that the retained by the LBCA’s exculpation provisions.

The registrant’s bylaws provide that, to the extent permitted by law, the right to indemnification conferred in the bylaws applies to acts or omissions occurring before or after the adoption of the applicable bylaw, continues as to a person who has ceased to be a director or officer, and applies to the person’s heirs. The relevant bylaw may be amended or repealed at any time by the registrant’s Board of Directors with or without shareholder approval, but no repeal or amendment may limit a director’s or officer’s right to indemnification for acts or omission that occurred before the amendment or repeal.

The LBCA authorizes the registrant to purchase and maintain, and the registrant does maintain, insurance to protect its directors and officers against liabilities, whether or not the individual could be protected against those liabilities under the LCBA’s exculpation provisions or the registrant’s articles, and whether or not the registrant would have the power to indemnify or advance expenses to the individual against those liabilities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description of Exhibit

4.1	Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

4.2	Amendment to Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.2 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.)

4.3

Articles of Amendment to the Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.3 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

4.4	Amended and Restated By-Laws of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Current Report on Form 8-K on August 9, 2019.)

4.5*	CKX Lands, Inc. Stock Incentive Plan.

5.1*	Opinion of Fishman Haygood, L.L.P., as to the legality of the securities being registered hereby.

23.1*	Consent of Fishman Haygood, L.L.P. (included in Exhibit 5.1).

23.2*	Consent of MaloneBailey, LLP.

24*	Powers of Attorney (see signature page).

* Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses included or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

4.2	Amendment to Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.2 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.)

4.3

Articles of Amendment to the Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.3 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

4.4	Amended and Restated By-Laws of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Current Report on Form 8-K on August 9, 2019.)

4.5*	CKX Lands, Inc. Stock Incentive Plan.

5.1*	Opinion of Fishman Haygood, L.L.P., as to the legality of the securities being registered hereby.

23.1*	Consent of Fishman Haygood, L.L.P. (included in Exhibit 5.1).

23.2*	Consent of MaloneBailey, LLP.

24*	Powers of Attorney (see signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on May 28, 2021.

CKX LANDS, INC.

By:	/s/ W. Gray Stream
W. Gray Stream President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Gray Stream and Lee W. Boyer, and each of them individually and without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Gray Stream	President and Treasurer (Principal Executive and	May 28, 2021
W. Gray Stream	Financial Officer) and Chair of the Board

/s/ Lee W. Boyer	Secretary and Director	May 28, 2021
Lee W. Boyer

/s/ Keith Duplechin	Director	May 28, 2021
Keith Duplechin

/s/ Edward M. Ellington, II	Director	May 28, 2021
Edward M. Ellington, II

/s/ Daniel J. Englander	Director	May 28, 2021
Daniel J. Englander

/s/ Max H. Hart	Director	May 28, 2021
Max H. Hart

/s/ Eugene T. Minvielle, IV	Director	May 28, 2021
Eugene T. Minvielle, IV

Director
Mary Leach Werner

/s/ Michael B. White	Director	May 28, 2021
Michael B. White